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                                                                    EXHIBIT 23.4


                              Accountants' Consent


The Board of Directors
Seminole Bank
Seminole, Florida:


We consent to the use of our report dated January 9, 1998 relating to the balance sheets as of December 31, 1997 and 1996 and the related statements of earnings, stockholders' equity and cash flows for the years then ended of Seminole Bank and to the use of our name under the caption of "Experts", in the Registration Statement on Form S-4 of F.N.B. Corporation.


/s/ Hacker, Johnson, Cohen & Grieb PA

HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
April 6, 1998